Meet the Drapers Season 4 Premiere | BOXABL, DigiBuild, and Sentry AI with Miray Tayfun

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BOXABL IS CONSIDERING UNDERTAKING AN OFFERING OF SECURITIES UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL

THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. A COPY OF OUR PRELIMINARY OFFERING CIRCULAR MAY BE OBTAINED HERE,

https://www.sec.gov/Archives/edgar/data/1816937/000109690621000126/box_1a.htm

Transcript

[Music]

06:50

i think this is a world-changing product 06:53

we've engineered a building system that 06:55

can build

06:56

any building type anywhere on the planet 06:58

and this is not just about

07:00

getting rich if we are successful with

07:03

this we are going to change lives for 07:04

millions of people

07:05

because the plan here is to dramatically 07:08

lower

07:09

housing costs for the entire world 07:11

before i moved to las vegas

07:13

i lived in the bay area so i spent a lot 07:15

of time in san francisco

07:17

and i saw some of the horrific things 07:19

that are going on there where people are 07:21

living on the street

07:22

in tents and there's no there's no 07:24

reason it has to be that way

07:26

housing should be affordable and 07:27

available just like all our other modern 07:30

products

07:30

one of our other co-founders paolo he 07:32

had built a

07:34

big modular house back in connecticut 07:36

where we're from

07:37

and he just saw a crazy amount of 07:40

problems and inefficiencies with 07:42

building construction

07:43

so he came up with the original concept 07:46

which was to solve the shipping issues 07:47

for modular houses

07:49

if you're interested in an impact 07:50

investment and making a difference 07:52

this is it

07:59

[Applause]

08:02

okay give us your pitch hi guys my name 08:05

is galiano and my company boxable 08:07

uh we've created the only building 08:09

system that is compatible with

08:11

mass production so what's the problem 08:13

here well it's housing affordability 08:15

and availability this is a huge problem 08:18

all around the world

08:19

why is that well it's because we're not 08:21

building houses

08:22

the way we're building everything else 08:24

we're building them one at a time 08:26

slowly all our other modern products use 08:29

henry ford assembly line principles 08:31

and we mass produced them in the factory

08:33

for a bunch of reasons

08:34

uh building construction has failed to 08:36

actually move into the factory

08:38

so at boxable we've gone through and 08:40

fixed all those problems so that we can 08:42

mass produce buildings just the way we 08:43

build everything else

08:44

the initial innovation that we had to 08:47

get going

08:47

was to fix the shipping problem because 08:49

if it's too big to

08:50

ship then don't even bother building the 08:53

factory you're going to lose

08:54

all your money shipping so our product 08:56

actually folds up to a highway legal 08:58

load

08:58

and then it ships to site where it sets 09:01

up in just an hour and everything's done 09:03

so after we solve the shipping problem 09:04

we moved on to other things to make the 09:06

buildings more compatible with factory 09:08

mass production so that included uh 09:10

changing all the materials used all the 09:12

engineering all the

09:13

different manufacturing processes you 09:15

can see right here our first product 09:17

the casita this is a 20 by 20 studio 09:19

apartment

09:20

that we are going to be shipping to 09:22

california for 50 000

09:24

so to date we've had a huge amount of 09:26

traction we have over a billion dollars 09:28

in pre-orders

09:29

we have a large government contract and 09:31

i just got back from

09:32

texas where we installed a casita for a 09:35

very high profile and top secret

09:38

customer

09:39

uh fundraising has been good we just did 09:41

an initial crowdfund round

09:43

uh where we did a million dollar cf 09:44

round and we actually oversubscribed 09:46

that round

09:47

and ended up raising over four million 09:49

so the next step for us

09:50

is a 50 million dollar crowd offering 09:53

where we will

09:54

use that money to build a real assembly 09:57

line style mass production factory 09:59

that produces between three to five 10:00

thousand of these casitas

10:02

per year as soon as that's working we're 10:05

going to keep growing that

10:06

to bring on partner factories to scale 10:08

this all around the world very quickly 10:10

this is a huge opportunity it is the 10:12

last big pre-factory product

10:14

that's out there happy to answer any of 10:16

your questions terrific well thanks for 10:18

coming on the show

10:19

we appreciate it hey tell me is there a 10:22

bathroom in there

10:23

this one has kitchen bathroom hvac 10:26

flooring windows doors everything you 10:28

need it sets up in just a couple hours 10:31

and you're good to go and getting the 10:32

bathroom in the kitchen and that 10:34

expensive stuff done in the factory 10:36

is so important because the moment you 10:37

start doing that on site the costs just 10:39

explode and it becomes ridiculous and 10:42

that's why housing is unaffordable 10:43

basically we have a

10:44

a six foot by twenty foot on this model 10:47

of fixed course space where we can 10:49

finish stuff in the factory and this one 10:50

is the kitchen bathroom

10:52

and another model it could be a 10:53

fireplace and a staircase

10:55

what is the price of a of a fully

10:59

equipped

11:00

house so our first product here the 11:03

casita

11:03

we're going to be selling that for 50 11:05

000 delivered and then you do have to go 11:08

go and set it up on your lot so that's a 11:09

very site-specific thing

11:11

what does it cost you to deliver it's 11:13

going to cost us less than 30

11:15

000 including direct labor overhead

11:18

raw materials in this early factory and 11:20

then when we scale

11:22

things are going to get really crazy 11:23

because we're doing automobile style 11:25

mass production and they have robot arms 11:27

they're cranking

11:28

out one car every 53 seconds that's the 11:30

way we should building be building 11:32

housing

11:32

not by hand not with nails and wood and 11:34

until someone figures out

11:36

how to make buildings compatible with 11:37

the factory the housing problems will 11:39

continue

11:40

did you get any prepayments from the 11:42

pre-orders

11:43

out of that one billion pre-orders uh 11:45

was over one billion about 10

11:48

have given us a deposit and that bill 11:50

billion pre-order that's a

11:52

confidential that's a pretty big

11:55

confidential

11:56

order i mean is it government related or 11:59

industry related we have orders from all 12:02

over the place

12:03

a billion dollars of end users who have 12:05

gone on the site and reserved

12:07

casita 10 of them have paid a deposit we 12:09

also have a 10 million dollar contract 12:12

to deliver 150 of these homes

12:15

in 11 months to the federal government i 12:18

i'm

12:18

still confused about the plumbing is it 12:20

like plumbing from a

12:22

from a trailer home or something how how 12:25

do they connect the pipes everything's 12:27

done in the house ready to connect on 12:29

site

12:29

so whether you want to connect that to 12:31

the grid utilities or a solar panel

12:33

or a waste tank whatever they want to do 12:35

with our product

12:36

they can do it it's ready to plug in the 12:38

back corner over there you're gonna plug 12:40

in your

12:40

your power your water and your waste 12:42

just the way you would plug in a normal 12:44

house

12:44

are these houses gonna be stackable are 12:47

you gonna

12:47

be able to put one on top of the other 12:49

and and have a second floor

12:52

oh yeah absolutely i mean are we gonna 12:54

go 80 floors high

12:55

we think that the initial product should 12:57

be able to go between five to seven 12:59

stories high

13:00

and that gets you basically the bulk of 13:01

the market our building system

13:03

can actually build much more it can 13:05

build any type of building anything from 13:07

this little casita

13:08

all the way up to a big multi-family 13:10

building with a thousand units where we 13:12

stack and connect different modules 13:13

together

13:14

one more question what is your team look 13:18

like

13:19

we're also kind of a family business so 13:21

we have three co-founders here

13:23

myself galiano tiramani my father paolo 13:26

and kyle denman and the three of us 13:28

started working on this

13:29

end of 2017 so now we've got you know 10 13:32

or so guys here in the office every day 13:35

we have a bunch of remote people as well 13:37

and we're ready to

13:38

start bringing on a bigger team as soon 13:40

as we have the funding to do that 13:42

terrific well thank you so much for 13:44

being on meet the drapers

13:46

i guess i can give you a high five to 13:48

the side and then if you do a high five 13:50

then we kind of

13:51

like there no we're on the wrong 13:55

you may have to go to the other side 13:57

maybe i go over

14:08

well done we're gonna let you go and 14:11

then we're gonna talk about it

14:16

[Music]

14:21

all right heroes

14:32

[Music]

14:39

that's what we do

14:44

[Music]